Exhibit 99.1
SKYTEL CORP.
STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AND STATEMENTS OF REVENUES AND DIRECT EXPENSES
As of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004

Report of Independent Registered Public Accounting Firm
Audit Committee, Board of Directors and Stockholders
Bell Industries, Inc.
Indianapolis, Indiana
We have audited the accompanying statements of assets acquired and liabilities assumed of Skytel Corp. as of December 31, 2006 and 2005, and the related statements of revenues and direct expenses for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Skytel Corp. as of December 31, 2006 and 2005, and its revenues and direct expenses for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
/s/ BKD, LLP

Indianapolis, Indiana
April 17, 2007

SKYTEL CORP.
STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

	December 31,	December 31,
	2006	2005
	(in thousands)
ASSETS ACQUIRED:

Accounts receivable, net	$16,001	$20,257

Inventory	1,755	1,391

Prepaid expenses and deposits	3,258	3,562

Total current assets	21,014	25,210

Property and equipment, net	29,406	42,647

Intangible assets, net	5,578	25,262

Total assets acquired	$55,998	$93,119

LIABILITIES ASSUMED:

Accounts payable	$786	$1,165

Deferred revenues	7,556	10,254

Customer advance payments	1,407	1,405

Total current liabilities	9,749	12,824

Other liabilities	174	233

Total liabilities assumed	9,923	13,057

Net assets acquired	$46,075	$80,062

The accompanying notes are an integral part of these financial statements.

SKYTEL CORP.
STATEMENTS OF REVENUES AND DIRECT EXPENSES

	Years ended December 31,
	2006	2005	2004
	(in thousands)
Revenues, net	$117,719	$161,323	$221,007

Direct expenses:

Cost of products sold	5,329	5,757	13,154

Services, rental and maintenance	64,307	85,883	102,798

Selling, general and administrative	19,519	30,240	42,988

Amortization of intangibles	918	4,274	4,274

Depreciation	4,982	8,504	8,146

Total direct expenses	95,055	134,658	171,360

Excess of revenues over direct expenses	$22,664	$26,665	$49,647

The accompanying notes are an integral part of these financial statements.

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in thousands)
1. Overview and Basis of Presentation
Business
SkyTel Corp. (“SkyTel” or “the Company”) provides wireless messaging services and support, including e-mail, interactive two-way messaging, wireless telemetry services and traditional text and numeric paging to large corporations, health care organizations, and federal, state and local government agencies throughout the United States. On October 1, 1999, WorldCom, Inc. (“WorldCom”) acquired the parent company of SkyTel Communications, Inc. On July 21, 2002, WorldCom filed for reorganization under Chapter 11 of the Bankruptcy Code. Following WorldCom’s emergence from bankruptcy on April 20, 2004, WorldCom merged with MCI, Inc. (“MCI”) and the combined company began doing business as MCI with SkyTel remaining a wholly-owned subsidiary of the newly formed MCI. On February 14, 2005, Verizon Communications Inc. (“Verizon”) announced that it had agreed to acquire all of the outstanding common stock of MCI, which included ownership of SkyTel. The merger closed on January 6, 2006. SkyTel remained an indirect subsidiary within Verizon until the Company’s acquisition by Bell Industries, Inc. (“Bell”) discussed in the “Asset Purchase Agreement” section below.
Asset Purchase Agreement
On November 10, 2006, SkyTel Corp. entered into an asset purchase agreement with Bell providing for the sale of substantially all of the assets and the transfer of certain liabilities of SkyTel. Under the terms of the agreement between SkyTel and Bell (“the Asset Purchase Agreement”), Bell acquired SkyTel’s accounts receivable, inventory, prepaid expenses and deposits, real property leases, property, plant and equipment, certain permits and licenses, certain contracts, employees, other intellectual property and other assets and liabilities related to the Company, (the “SkyTel Assets”), for a purchase price of $23,000, subject to certain post closing adjustments. The transaction closed on January 31, 2007. On April 16, 2007, as a result of a working capital adjustment under the terms of the Asset Purchase Agreement, Bell paid an additional $7,044 to Verizon.
Basis of Presentation
For purposes of these financial statements, WorldCom, MCI and Verizon shall collectively be referred to herein as the Parent for the period of time relevant to their actual and respective ownership of SkyTel. The accompanying Statements of Assets Acquired and Liabilities Assumed as of December 31, 2006 and 2005, and Statements of Revenues and Direct Expenses for the years ended December 31, 2006, 2005 and 2004 have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. The accompanying statements have been prepared in lieu of three years of audited financial statements under Generally Accepted Accounting Principles (“GAAP”) as Bell does not believe such GAAP financial statements can be prepared without arduous efforts and undue cost. During the reporting periods, SkyTel has not been required to produce stand-alone financial statements under the Parent or to operate as a stand-alone entity. As a consequence, only limited accounting and financial reporting functions are performed by dedicated SkyTel personnel and

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in thousands)
systems. These include the sales and accounts receivables management process, inventory management and initiation of purchases. Numerous other accounting and financial reporting functions for the SkyTel business are performed at the Parent level at widely disbursed geographic locations, as part of the financial reporting processes for the consolidated Parent enterprise. These functions include key areas such as cash and investments, accounts payable, tangible and intangible assets and payroll. As a consequence, numerous assets and liabilities (e.g., cash and cash equivalents, prepaids and other assets, payroll-related and other accrued expenses) are commingled with the respective assets and liabilities from other business units of the Parent and are not specifically identifiable to the SkyTel business without undue efforts. As a result, the Parent is unable to provide complete financial information for SkyTel. Based on the foregoing, complete balance sheet and income statement information, and consequently cash flow information, for the Company cannot be completed.
Furthermore, the extent of overhead functions provided by the Parent that would need to be allocated to GAAP-conformant financial statements, such as services provided by senior management, and the human resources, legal and finance departments, would not represent useful information for investors in Bell. Bell does not expect that such expenses will be incurred at similar levels after the transaction, because Bell already has these functions established and will increase capacity as necessary.
Management believes that the substantial efforts involved with performing this assessment for full GAAP-conformant financial statements is not commensurate with the limited potential benefit to be derived by Bell’s investors. Limiting fresh-start and purchase accounting to the assets acquired and liabilities assumed decreases the required efforts without unduly decreasing the value of the information to Bell’s investors. The preparation of financial statements generally, and these fair value determinations specific to the Company, would require extensive financial information and substantial support from the Parents. Due to the bankruptcy of WorldCom, the merger with MCI and the recent acquisition of MCI by Verizon, certain personnel who previously managed the above discussed corporate-level accounts are no longer with Verizon and certain financial records are not available without arduous efforts. For purposes of these financial statements, independent appraisals of the property and equipment and intangible assets were obtained as of the December 31, 2003 and January 1, 2006 to properly reflect these assets at fair value in these financial statements.
The accompanying Statements of Revenues and Direct Expenses include historic revenues and direct expenses of the Company. Indirect expenses and income such as interest income, interest expense and income taxes have been excluded from the accompanying Statements of Revenues and Direct Expenses as it is not practical to isolate or allocate such expenses and income to the Company. In addition, certain costs that were not allocated from the Parent such as costs for certain telecommunication services, shared facilities and certain management and shared administrative services have been excluded from these financial statements. The accompanying Statements of Assets Acquired and Liabilities Assumed have been derived from the accounting records of SkyTel and the Parent. These financial statements are not intended to be a complete representation of the financial position or results of operations for the Company as a stand-alone going concern, nor are they indicative of the results to be expected from future operations of the Company. Management believes the assumptions underlying the Statements of Assets Acquired and Liabilities Assumed and the related Statements of Revenues and Direct Expenses are reasonable and appropriate under the circumstances.

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in thousands)
The amounts recorded are not necessarily representative of the amounts that would have been reflected in the financial statements had SkyTel been an entity that operated independently of its Parent. Consequently, future results of operations after the separation from the Parent will include costs and expenses to operate as a business unit of Bell, and these costs and expenses may be materially different than the historical results of operations and financial position. Accordingly, the financial statements for these periods are not indicative of future results and financial position of the Company.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of these financial statements required management to make estimates and assumptions that affect the reported amounts of assets acquired, liabilities assumed, revenues, direct expenses and related disclosures during the reporting periods. Actual results could differ from those estimates.
Accounts Receivable
The Company extends trade credit to its customers for wireless services. Service to customers is generally suspended if payment has not been received within approximately 60 days of billing. Once service is suspended, accounts are subject to internal collection activities. Service to customers is generally disconnected if payment has not been received within approximately 90 days of billing. Once service is disconnected, accounts are subject to external collection activities. The Company records two allowances against its gross accounts receivable balance; an allowance for doubtful accounts; and an allowance for service credits. Provisions for these allowances are recorded on a monthly basis and are included as a component of selling, general and administrative expense and a reduction of revenue, respectively.
Estimates are used in determining the allowance for doubtful accounts and are based on historical collection experience, current and forecasted trends and a percentage of the accounts receivable aging categories. The allowance for doubtful accounts at December 31, 2006 and 2005 was $400 and $600, respectively.
The allowance for service credits and related provisions is based on historical credit percentages, current credit and aging trends and actual credit experience. The allowance for service credits at December 31, 2006 and 2005 was $368 and $559, respectively.
The provision for bad debt expense for the years ended December 31, 2006, 2005 and 2004 was $132, $141 and $70, respectively.

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in thousands)
Inventory
Inventory is carried at the lower of cost or fair market value based on a weighted average cost basis. Returned items are not assigned a value as the value is considered to be negligible.
Property and Equipment
Property and equipment are stated at cost and are depreciated using the straight-line method over the following estimated useful lives:

Paging network equipment	7 years
Furniture, fixtures and equipment	5 years
Repairs and maintenance are charged to expense as incurred.
Intangible Assets
Intanbible assets are carried at cost and amortized over their estimated useful lives. All of the Company’s intangible assets are subject to amortization.
Licenses — SkyTel owns rights to domestic wireless licenses that provide its wireless operations with the exclusive right to utilize designated radio frequency spectrum to provide wireless communication services. Licenses are issued for a fixed time period, generally ten years, and are subject to renewal by the Federal Communications Commission (FCC). The licenses are amortized on a straight-line basis over a period of five years.
Trademarks — The Company utilizes trademarks for SkyTel, SkyGuard and FleetHAWK. The trademarks are amortized on a straight line basis over a period of 10 years.
Patents — The Company owns the rights to patents on certain technology used in the provisioning of its wireless services. The patents are amortized on a straight line basis over a period of 6-14 years depending on the lives of the underlying patents.
Customer Relationships — The customer relationships are amortized over a period of 5 years on a straight line basis.
Revenue Recognition
Revenue consists primarily of monthly service and device rental fees charged to customers on a monthly, quarterly, semi-annual or annual basis. Revenue also includes the sale of devices directly to customers and other companies that resell the Company’s services. The Company recognizes service revenue over the period the service is performed and revenue from product sales is recognized at the time of shipment. The Company recognizes revenue when four basic criteria have been met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred and services rendered, (3) the fee is fixed or determinable, and (4) collectibility is reasonably assured. Amounts billed but not meeting these recognition criteria are deferred until all four criteria have been met. The Company has a variety of billing arrangements with its customers resulting in deferred revenue in advance billing and accounts receivable for in-arrears arrangements.

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in thousands)
SkyTel’s customers may subscribe to services for a monthly service fee which is generally based upon the type of service provided, the geographic area covered, the number of devices provided to the customer and the period of commitment. Equipment loss and maintenance protection may be added to services for an additional monthly fee. Equipment loss protection allows subscribers who rent devices to limit their cost of replacement upon loss or destruction of a messaging device. Maintenance services are offered to subscribers who own their devices.
Shipping and Handling Costs
The Company incurs shipping and handling costs to send and receive messaging devices to and from its customers. These costs are included in selling, general and administrative expense for the years ended December 31, 2006, 2005 and 2004, totaled $81, $47 and $35 respectively.
Advertising Costs
The Company incurs advertising expenses to support the Company’s marketing activities. These costs are expensed as incurred and are included in selling, general and administrative expenses. For the years ended December 31, 2006, 2005 and 2004, these costs totaled $801, $669 and $732, respectively.
Sales and Use Taxes
Sales and use taxes imposed on the ultimate consumer are excluded from revenue where the Company is required by law or regulation to act as collection agent for the taxing jurisdiction.
Fair Value of Financial Instruments
The Company’s financial instruments, as defined under SFAS No. 107, Disclosures about Fair Value of Financial Statements, includes accounts receivable The fair value of accounts receivable approximates its carrying value at December 31, 2006 and 2005.
Selling, General and Administrative Expenses
The costs are primarily the wages and benefits and other costs expended in the generation of new business and other overhead functions not directly related to services provided.
Universal Service Fund
The FCC also has a body of rules implementing the universal service provisions of the Telecommunications Act of 1996, including rules governing support to rural and non-rural high-cost areas, support for low income subscribers, and support for schools, libraries and rural health care. The Company passes through the cost to subscribers with the amount collected from customers recorded in revenue and the amount remitted recorded as expense. The revenue and expense recorded for the years ended December 31, 2006, 2005 and 2004 was $912, $1,233 and $1,808 respectively.
New Accounting Pronouncements
In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in Thousands)
permits an entity to measure certain financial assets and financial liabilities at fair value. The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS No. 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 establishes presentation and disclosure requirements to help financial statement users understand the effect of the entity’s election on its earnings, but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet. This statement is effective for fiscal years beginning after November 15, 2007. The Company has not determined the effect, if any, the adoption of this statement will have on the Company’s financial position or results of operations.
In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 requires employers to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other post-retirement benefit plans. The Company adopted SFAS No. 158 on December 31, 2006. The adoption of SFAS No. 158 did not impact the Company’s results of operations or cash flows.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Company has not determined the effect, if any, the adoption of this statement will have on the Company’s financial position or results of operations.
In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides guidance on how prior year misstatements should be taken into consideration when quantifying misstatements in current year financial statements for purposes of determining whether the current year’s financial statements are materially misstated. SAB 108 permits registrants to record the cumulative effect of initial adoption by recording the necessary “correcting” adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings only if material under the dual method. The adoption of SAB 108 in December 2006 did not have any impact on the Company’s financial position or results of operations.

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in Thousands)
In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” which establishes that the financial statement effects of a tax position taken or expected to be taken in a tax return are to be recognized in the financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact, if any, that FIN 48 will have on the Company’s financial position or results of operations.
3. Transactions between SkyTel and its Parents
The Parent incurred expenses to support the Company that were not allocated and due to the shared nature of such expenses could not be readily identified. The general categories of expenditures include shared facilities, employees performing selling, general and administrative functions, insurance and telecommunications services to support the services provided by the Company. As these amounts are not specifically identifiable and there was no methodology utilized by the parent for allocating these expenses to the Company such expenses are not recorded in these financial statements.
4. Property and Equipment
The Company installs equipment for the transmission and receiving of wireless services on leased radio towers and building rooftops.
Property and equipment consists of the following:

	December 31,	December 31
	2006	2005
Wireless network equipment	$32,841	$56,316

Furniture, fixtures and equipment	1,522	2,444

Total property and equipment	34,363	58,760

Accumulated depreciation	(4,957)	(16,113)

Total property and equipment, net	$29,406	$42,647

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in Thousands)
5. Intangible Assets
Intangible assets subject to amortization consist of the following:

	December 31,	December 31
	2006	2005
Trademarks	$2,520	$3,320

Licenses	1,540	14,530

Patents	2,080	3,080

Customer Relationships	356	12,880

Total intangible assets	6,496	33,810

Accumulated amortization	(918)	(8,548)

Total intangible assets, net	$5,578	$25,262

6. Commitments
Operating Lease Commitments
SkyTel has operating leases related to locations on radio towers and building rooftops for placing network equipment in service. The leases are typically negotiated at the location level and may have escalation clauses. The leases have terms ranging

SKYTEL CORP.
NOTES TO FINANCIAL STATEMENTS
($ in Thousands)
     from one month to six years. As of December 31, 2006, future minimum rental payments under non-cancellable operating leases were:

Operating Leases
2007	$7,378

2008	6,344

2009	5,418

2010	2,705

2011	352

Thereafter	137

Total minimum payments required	$22,334

Total rent expense under operating leases for the years ended December 31, 2006, 2005 and 2004 totaled $32,176, $33,026 and $34,590, respectively.
7. Employee Benefits
The Company participated in defined contribution savings plans sponsored by the Parent, which were made available to employees subject to defined employment and vesting terms. The expense recorded related to the contribution by the Company for the years ended December 31, 2006, 2005 and 2004 was $1,095, $1,327, and $1,532, respectively.